SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               December 19, 2007
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 19, 2007, American TonerServ Corp. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with TT Acquisition, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), Tonertype of Florida, LLC, a Florida limited liability company ("Tonertype"), and David T. Shaver and Clyde C. Shaver (the "Selling Members"), who own all of the membership interests in Tonertype, relating to the purchase of certain assets of Tonertypes's printer business. The closing of the Agreement occurred on December 28, 2007.

     The purchase price for the acquisition consisted of $1.5 million in cash, $2.5 million in the form of three promissory notes. The Subsidiary also assumed a liability of Tonertype of approximately $44,000 and the obligations of Tonertype under certain contracts.

     One of the promissory notes (the "Short-Term Note") in the amount of $500,000 bears interest at the rate of 5% per annum and is due within 120 days after the closing date.

     One of the promissory notes (the "Installment Note"), in the amount of $1,500,000, bears interest at the rate of 5% per annum and has a maturity date three years after the closing date. The Installment Note is payable in monthly installments based on a 60 month amortization schedule with a balloon payment due at maturity.

     One of the promissory notes (the "Contingent Note") is in the amount of $500,000 and does not bear interest. The principal amount of the Contingent
Note is subject to adjustment as described below. On December 28, 2009, the principal balance of the Contingent Note will automatically be converted into shares of the Company's common stock at a conversion price equal to $0.22 per share. The Company has agreed to register the shares underlying the Contingent Note for resale under the Securities Act of 1933, as amended.

     The principal amount of the Contingent Note (or the Installment Note, in the case of a downward adjustment that exceeds the principal balance of the Convertible Note) shall be adjusted as follows: (i) in the event that the aggregate EBITDA (as defined in the Agreement) for the Contingent Period (as defined in the Agreement) exceeds the Bonus Threshold (as defined in the Agreement), the principal amount of the Convertible Note shall be adjusted upward by an amount equal to 50% of such amount in excess of the Bonus Threshold; or (ii) in the event that the aggregate EBITDA for the Contingent Period is less than the Trigger Amount (as defined in the Agreement), the principal balance of the Convertible Note shall be adjusted downward by an amount equal to such deficiency.

     The forgoing is not intended to be a complete summary of the terms of the Agreement or the promissory notes copies of which are filed as exhibits to this report.





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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On December 28, 2007, TT Acquisition, LLC, a Delaware limited liability and a wholly owned subsidiary of the Company acquired the printer business and all of the other operations of Tonertype. Tonertype has been engaged in the business of print management, printing supplies and repair service since 1995. The purchase price paid for the assets is described in Item 1.01 of this report. The cash paid in the transaction came from the sales of securities as described in Item 3.02 of this report.

     In accordance with the terms of the acquisition, the Subsidiary entered into employment agreements with five of Tonertypes's key employees, and has offered employment to approximately 30 employees of Tonertype.

     Tonertype and its affiliates had no prior material relationships with the Company or its affiliates prior to this transaction. Pursuant to the terms of the Agreement, the Selling Members each have the right to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity for as long as any of the promissory notes are outstanding.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 28, 2007, the Company entered into binding agreements to issue 71.05 units, each unit consisting of 200,000 shares of common stock and 200,000 redeemable warrants at a purchase price of $50,000 per unit (the "Stock Units") to 40 accredited investors in a private offering. The Stock Units were sold for cash and in exchange for outstanding convertible notes of the Company and advances made to the Company. The Company received a total of $2,202,500 for the sale of 44.05 of the Stock Units, and 27 Units were exchanged for outstanding notes of the Company and for advances made to the Company. Each redeemable warrant is exercisable to purchase the Company's common stock at $0.30 per share.

     Among the investors in the Stock Units are William Robotham, a Director of the Company, who received two Stock Units in exchange for the cancellation of advances he made to the Company of $100,000; BRAM Enterprises, a principal shareholder of the Company, which received three Stock Units in exchange for a $150,000 convertible note of the Company; Chuck Mache, a Director of the Company, who received one Stock Unit for $50,000 in cash; Steven Jensen, a Director of the Company, who received nine Stock Units in exchange for a $450,000 note of the Company; and Thomas Hakel, a Director of the Company, who received two units in exchange for the cancellation of advances he made to the Company of $100,000.

     On December 28, 2007, the Company also entered into binding agreements to issue 13 units, each unit consisting of a $25,000 promissory note and 50,000 redeemable warrants at a purchase price of $25,000 per unit (the "Note Units") to 7 accredited investors in a private offering. The Stock Units were sold for a total of $325,000 in cash. Each redeemable warrant is exercisable to purchase of the Company's common stock at $0.30 per share. Among the investors in the Note Units are William Robotham, a Director of the Company, who purchased three Note Units; Chuck Mache, a Director of the Company, who purchased one Note Unit; and Thomas Hakel, a Director of the Company, who purchased one Note Unit.

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     In connection with the sale of the Stock Units and the Note Units, the
Company relied upon the exemptions provided by Section 4(2) of the Securities Act of 1933 (the "Act"), and Rule 506 under the Act. The securities were sold to persons who the Company reasonably believes are "Accredited Investors," as defined under the Act, who had access to complete information concerning the company. Each investor was given a private placement memorandum that provided detailed information about the Company and the securities to be issued, and investors were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. The investors signed subscription documents representing that they were acquiring the securities for investment purposes only. A Form D has been filed with the SEC in connection with the offerings. A restrictive legend will be placed on the certificates representing the securities issued.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The financial statements of Tonertype of Florida, LLC will be filed by amendment within 71 calendar days of December 28, 2007.

(b) Pro forma financial information.

     The pro forma financial information related to the acquisition of the assets of Tonertype of Florida, LLC will be filed by amendment within 71 calendar days of December 28, 2007.

(c) Exhibits.

     The exhibits identified below are filed as part of this report:

     2.1 Asset Purchase Agreement dated as of December 19, 2007, Among TT Acquisition, LLC, a Delaware limited liability company, American Tonerserv Corp., a Delaware corporation, Tonertype of Florida, LLC, a Florida limited liability company, and David T. Shaver and Clyde C. Shaver

    10.1   Short-Term Promissory Note to Tonertype of Florida, LLC

    10.2   Installment Promissory Note to Tonertype of Florida, LLC

    10.3   Contingent Convertible Promissory Note to Tonertype of Florida,
           LLC











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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: January 4, 2008             By: /s/ Daniel J. Brinker
                                      Daniel J. Brinker
                                      President







































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